Jefferies International Limited Authorised and regulated by the Financial Conduct Authority May 2013 / Confidential Project Testudo Preliminary Draft: Subject to Change Exhibit (c)(6)

Important Disclosure
i
Preliminary Draft – Confidential
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2013E 2014P 2015P 2016P 2017P CAGR
Curosurf $39.8 $39.0 $40.5 $41.7 $42.2 1.4%
% Growth – (2.0%) 3.8% 2.9% 1.0%
Zyflo $60.3 $28.4 $23.9 $23.6 $16.6 (27.6%)
% Growth – (52.9%) (15.7%) (1.4%) (29.8%)
Cardene $51.4 $49.5 $48.0 $46.3 $44.3 (3.7%)
% Growth – (3.7%) (2.9%) (3.5%) (4.4%)
Bethkis $0.4 $12.5 $23.8 $23.8 $23.8 173.0%
% Growth – nm 90.7% 0.0% –
Retaflo $0.0 $0.0 $0.0 $0.0 $0.0 nm
% Growth – – – – –
Retavase $0.0 $0.0 $0.1 $4.5 $9.0 nm
% Growth – – – nm 102.0%
CRTX067 $0.0 $15.3 $15.3 $15.2 $15.1 nm
% Growth – – (0.4%) (0.6%) (0.6%)
Pertzye $0.0 $7.1 $14.3 $21.5 $26.7 nm
% Growth – – 99.7% 50.7% 24.0%
Total Revenue $151.8 $151.8 $165.9 $176.5 $177.5 4.0%
% Growth – (0.0%) 9.3% 6.4% 0.5%
Side-by-Side Projection Analysis — Chiesi vs. Testudo
(In US$ millions)
2013E 2014P 2015P 2016P 2017P CAGR
Curosurf $39.8 $39.0 $40.5 $41.7 $42.5 1.6%
% Growth – (2.0%) 3.8% 2.9% 1.8%
Zyflo $60.3 $28.4 $23.9 $23.6 $16.6 (27.6%)
% Growth – (52.9%) (15.7%) (1.4%) (29.8%)
Cardene $52.9 $50.9 $50.1 $49.0 $47.6 (2.6%)
% Growth – (3.7%) (1.6%) (2.1%) (2.9%)
Bethkis $0.4 $12.5 $23.8 $23.8 $23.8 173.0%
% Growth – – 90.7% 0.0% –
Retaflo $0.0 $0.0 $0.0 $0.0 $0.3 nm
% Growth – – – – nm
Retavase $0.0 $0.0 $0.1 $8.4 $19.5 nm
% Growth – – – – 132.3%
CRTX067 $6.1 $15.3 $15.3 $15.2 $15.1 25.7%
% Growth – 153.3% (0.4%) (0.6%) (0.6%)
Pertzye $1.8 $7.1 $14.3 $21.5 $26.7 nm
% Growth – 307.8% 99.7% 50.7% 24.0%
Total Revenue $161.2 $153.3 $168.0 $183.2 $192.0 4.5%
% Growth – (4.9%) 9.6% 9.1% 4.8%
Commentary
Chiesi case assumptions:
Curosurf revenue grows 1.0% YoY after 2016
Zyflo revenue decreases 5.0% YoY after 2019
Cardene revenue is based on the average
between the prior Testudo budget (Q4 2012)
and the revised budget (Q1 2013)
Retavase revenue reaches peak market share
of 11% in 4 years compared to 2 years in the
Testudo case
CRTX067 is launched in January 2014
compared to June 2013 in the Testudo case
Revenue decreases 5.0% YoY after 2017
Pertzye is launched in January 2014 compared
to June 2013 in the Testudo case
Assumes no revenue contribution from Retaflo
Testudo assumes Retaflo product launch in
Q4 2017 with peak sales in 2022 of $74
million
Sources: Chiesi assumptions and Testudo management projections.

Preliminary Draft – Confidential

2013E 2014P 2015P 2016P 2017P CAGR
Cost of Sales $43.3 $51.6 $57.5 $59.5 $59.7
% of Revenue 28.5% 34.0% 34.6% 33.7% 33.6%
Gross Profit $108.5 $100.2 $108.4 $117.1 $117.8 2.1%
% Margin 71.5% 66.0% 65.4% 66.3% 66.4%
SG&A $61.0 $56.4 $58.4 $60.2 $62.8
% of Revenue 40.2% 37.1% 35.2% 34.1% 35.4%
Research & Development $6.5 $9.1 $7.2 $4.0 $4.0
% of Revenue 4.3% 6.0% 4.4% 2.3% 2.3%
Amortization of Product Rights $17.4 $18.0 $20.0 $19.5 $20.3
Other Charges (1) 7.0 3.8 3.4 2.6 1.7
EBIT (2) $16.2 $12.5 $18.8 $30.1 $28.4 15.1%
% Margin 10.7% 8.2% 11.3% 17.1% 16.0%
Depreciation & Amortization (3) $18.1 $18.5 $20.5 $19.9 $20.6
EBITDA $34.3 $31.0 $39.3 $50.0 $49.0 9.3%
% Margin 22.6% 20.4% 23.7% 28.3% 27.6%
Side-by-Side Projection Analysis — Chiesi vs. Testudo
(In US$ millions)
Commentary
Research and development assumptions: Chiesi
case
R&D expenses in 2013, 2014, and 2015 have
no associated revenue (i.e., Retaflo)
$4 million per year in 2016 and 2017
2013E 2014P 2015P 2016P 2017P CAGR
Cost of Sales $46.0 $52.1 $58.2 $61.7 $64.6
% of Revenue 28.5% 34.0% 34.6% 33.7% 33.6%
Gross Profit $115.2 $101.2 $109.8 $121.5 $127.4 2.5%
% Margin 71.5% 66.0% 65.4% 66.3% 66.4%
SG&A $61.0 $56.4 $58.4 $60.2 $62.8
% of Revenue 37.8% 36.8% 34.8% 32.9% 32.7%
Research & Development $6.5 $9.1 $7.2 $1.4 $1.0
% of Revenue 4.0% 5.9% 4.3% 0.7% 0.5%
Amortization of Product Rights $17.4 $18.0 $20.0 $19.5 $20.3
Other Charges (1) 7.0 3.8 3.4 2.6 1.7
EBIT (2) $22.9 $13.4 $20.2 $37.2 $41.0 15.7%
% Margin 14.2% 8.8% 12.0% 20.3% 21.4%
Depreciation & Amortization (3) $18.1 $18.5 $20.5 $19.9 $20.6
EBITDA $40.9 $32.0 $40.6 $57.1 $61.7 10.8%
% Margin 25.4% 20.9% 24.2% 31.1% 32.1%
Sources: Chiesi assumptions and Testudo management projections.
(1) Other charges include transaction-related expenses and a change in acquisition-related contingent payments of $4.1 million in 2013, $3.7 million in 2014, $3.3 million in 2015, $2.6 million in 2016, and $1.6 million in 2017 (i.e., milestone payments for Cardene and Retavase).
(2) Includes approximately $0.5 million of stock-based compensation per year.
(3) Depreciation and amortization includes amortization of product rights.

Preliminary Draft – Confidential

Implied Testudo Share Price (US$) (1) Assumptions
Preliminary Financial Analysis — Chiesi Case
$31m
$34m
Metric Enterprise Value / Adjusted EBITDA
Methodology
Discounted Cash Flow Analysis
Selected Public Companies Analysis
CY2013E
Adjusted EBITDA:
CY2014E
CY2013E EV/Revenue
Selected Precedent Transactions
Analysis
Premiums Paid Analysis
Unaffected Closing Price
(19/02/13): $5.50
CY2014E EV/Revenue
CY2013E EV/EBITDA
LTM (30/06/13E) EV/Revenue
U.S. Take-Private Transactions
(2)
Selected Healthcare Take-Private
Transactions
(3)
CY2014E EV/EBITDA
LTM (30/06/13E) EV/EBITDA
5.0x 7.4x 9.8x 12.3x
5.5x 8.2x 10.9x 13.6x
2.00x – 2.25x CY2013E Revenue of
$152m
1.85x – 2.10x CY2014E Revenue of
$152m
8.0x – 10.0x CY2013E EBITDA of $34m
7.5x – 9.5x CY2014E EBITDA of $31m
2.00x – 2.50x LTM 30/06/13E Revenue
of $135m
10.0x – 12.0x LTM 30/06/13E
EBITDA of $28m
LTM EBITDA multiple: 8.0x – 10.0x
Discount rate: 14.0% – 15.0%
20% - 50% Premium to Unaffected
Closing Share Price (19/02/13) of $5.50
Closing Price
(30/04/13): $8.38
10% - 55% Premium to Unaffected
Closing Share Price (19/02/13) of $5.50
LTM EBITDA Multiple
Sources: Chiesi assumptions and Testudo management projections.
$6.52 $8.36
Excluding CRTX067
from the DCF Analysis

Preliminary Draft – Confidential
$6.05
$6.60
$8.54
$8.75
$8.53
$7.21
$8.72
$8.96
$9.78
$8.53
$8.25
$10.85
$10.74
$10.96
$9.45
$11.19
$10.33
$11.15
$5.00
$8.00 $11.00
$14.00
(1)
Based on basic shares outstanding of 26,788,641 and approximately 2,448,000 options with a weighted average exercise price of $5.26 per share as of 26 April 2013; calculated using the Treasury Stock Method.
(2)
Dataset includes 16 selected U.S. go-private transactions since 1 January 2008. Selected transactions may exceed the 50% premium to the unaffected price.
(3)
Dataset includes 13 selected healthcare go-private transactions since 1 January 2008. Selected transactions may exceed the 55% premium to the unaffected price.

Implied Testudo Share Price (US$) (1) Assumptions
Preliminary Financial Analysis — Testudo Case
$32m
$41m
Metric Enterprise Value / Adjusted EBITDA
Methodology
Discounted Cash Flow
Analysis
Selected Public Companies Analysis
CY2013E
Adjusted EBITDA:
CY2014E
CY2013E EV/Revenue
Selected Precedent Transactions
Analysis
Premiums Paid Analysis
Unaffected Closing Price
(19/02/13): $5.50
CY2014E EV/Revenue
CY2013E EV/EBITDA
LTM (30/06/13E) EV/Revenue
U.S. Take-Private Transactions
(2)
Selected Healthcare Take-Private
Transactions
(3)
CY2014E EV/EBITDA
LTM (30/06/13E) EV/EBITDA
4.2x 6.2x 8.2x 10.3x
5.4x 8.0x 10.6x 13.1x
2.00x – 2.25x CY2013E Revenue of $161m
1.85x – 2.10x CY2014E Revenue of $153m
8.0x – 10.0x CY2013E EBITDA of $41m
7.5x – 9.5x CY2014E EBITDA of $32m
2.00x – 2.50x LTM 30/06/13E Revenue of
$139m
10.0x – 12.0x LTM 30/06/13E EBITDA of
$31m
LTM EBITDA multiple: 8.0x – 10.0x
Discount rate: 14.0% – 15.0%
20% - 50% Premium to Unaffected
Closing Share Price (19/02/13) of $5.50
Closing Price
(30/04/13): $8.38
10% - 55% Premium to Unaffected
Closing Share Price (19/02/13) of $5.50
LTM EBITDA Multiple
$7.94 $10.36
Excluding CRTX067
from the DCF Analysis
v
Preliminary Draft – Confidential
$11.91
$13.61
$10.44
$10.46
$9.05
$10.64
$7.47
$9.78
$8.87
$11.38
$9.95
$12.18
$10.24
$13.14
$6.60
$8.25
$6.05 $8.53
$5.00
$8.00
$11.00
$14.00
(1)
Based on basic shares outstanding of 26,788,641 and approximately 2,448,000 options with a weighted average exercise price of $5.26 per share as of 26 April 2013; calculated using the Treasury Stock Method.
(2)
Dataset includes 16 selected U.S. go-private transactions since 1 January 2008. Selected transactions may exceed the 50% premium to the unaffected price.
(3)
Dataset includes 13 selected healthcare go-private transactions since 1 January 2008. Selected transactions may exceed the 55% premium to the unaffected price.
Sources: Chiesi assumptions and Testudo management projections.

Projected Fiscal Year Ending 31 December, CAGR
2013E 2014P 2015P 2016P 2017P ’13E – ’17P
Revenue $151.8 $151.8 $165.9 $176.5 $177.5 4.0%
% Growth (0.0%) 9.3% 6.4% 0.5%
EBITDA $34.3 $31.0 $39.3 $50.0 $49.0 9.3%
EBIT $16.2 $12.5 $18.8 $30.1 $28.4 15.1%
Less: Taxes (@ 38.2%) (4.0) (4.4) (6.9) (11.2) (10.5)
NOPAT $12.2 $8.0 $12.0 $19.0 $17.9
Plus: Depreciation & Amortization 18.1 18.5 20.5 19.9 20.6
Plus: Stock-based compensation 0.5 0.5 0.5 0.6 0.6
Less: Change in Net Working Capital
(1)
(11.4) 0.0 (4.6) (3.5) (0.3)
Less: Estimated Capital Expenditure
(2)
(0.9) (0.9) (1.0) (1.1) (1.1)
Less: Cardene “Royalties” (6.4) (6.1) (5.9) (5.7) (5.4)
Less: Retavase “Royalties” – – (0.0) (0.5) (1.1)
Less: Pertzye Milestones (10.0) (5.0) (4.0) (5.5) –
Unlevered Free Cash Flow $1.0
(4)
$15.0 $17.4 $23.1 $31.2
Present Value of Free Cash Flow
(3)
$1.0
(4)
$13.1 $13.2 $15.4 $18.2
Discounted Cash Flow Analysis — Chiesi Case
Notes: Present value date of 30 June 2013.
(1) Working capital assumed to be 33% of annual sales.
(2) Capital expenditures assumed at 0.6% of sales per year as per historical filings.
(3) Present value of free cash flow based on midpoint of discount rate of 14.5%.
(4) Time-affected at 50% assuming transaction date as of 30 June 2013.
(In US$ millions, except per share data)

Preliminary Draft – Confidential
DCF Sensitivity Analysis – Implied Share Price (US$)
Terminal EBITDA Multiple
7.0x 8.0x 9.0x
10.0x 11.0x
13.5%
14.0%
14.5%
15.0%
15.5%
$  8.07
7.91
7.75
7.59
7.44
$  9.07
8.89
8.71
8.54
8.37
$  10.07
9.87
9.67
9.48
9.29
$  11.08
10.85
10.64
10.43
10.22
$  12.08
11.84
11.60
11.37
11.14
Terminal EBITDA Multiple
7.0x 8.0x
9.0x 10.0x 11.0x
13.5%
14.0%
14.5%
15.0%
15.5%
7.5x
7.3x
7.2x
7.1x
7.0x
8.3x
8.1x
8.0x
7.9x
7.7x
9.1x
8.9x
8.8x
8.6x
8.5x
9.9x
9.7x
9.6x
9.4x
9.2x
10.7x
10.5x
10.3x
10.1x
10.0x
DCF Sensitivity Analysis – Implied LTM EV / EBITDA – EBITDA Method

Projected Fiscal Year Ending 31 December, CAGR
2013E 2014P 2015P 2016P 2017P ’13E – ’17P
Revenue $161.2 $153.3 $168.0 $183.2 $192.0 4.5%
% Growth (4.9%) 9.6% 9.1% 4.8%
EBITDA $40.9 $32.0 $40.6 $57.1 $61.7 10.8%
EBIT $22.9 $13.4 $20.2 $37.2 $41.0 15.7%
Less: Taxes (@ varying tax rates) (5.0) (3.1) (5.7) (13.0) (15.2)
NOPAT $17.9 $10.3 $14.4 $24.2 $25.8
Plus: Depreciation & Amortization 18.1 18.5 20.5 19.9 20.6
Plus: Stock-based compensation 0.5 0.5 0.5 0.6 0.6
Less: Change in Net Working Capital
(1)
(25.2) (11.6) (2.1) (3.6) (8.1)
Less: Estimated Capital Expenditure
(2)
(1.0) (0.9) (1.0) (1.1) (1.1)
Less: Cardene “Royalties” (6.6) (6.3) (6.2) (6.1) (5.9)
Less: Retavase “Royalties” – – (0.0) (1.0) (2.3)
Less: Pertzye Milestones (10.0) (5.0) (4.0) (5.5) –
Unlevered Free Cash Flow ($3.2)
(4)
$5.5 $22.1 $27.4 $29.5
Present Value of Free Cash Flow
(3)
($3.1)
(4)
$4.8 $16.9 $18.3 $17.2
Discounted Cash Flow Analysis — Testudo Case
(In US$ millions, except per share data)
Notes: Present value date of 30 June 2013.
(1) Working capital assumed to be 33% of annual sales.
(2) Capital expenditures assumed at 0.6% of sales per year as per historical filings.
(3) Present value of free cash flow based on midpoint of discount rate of 14.5%.
(4) Time-affected at 50% assuming transaction date as of 30 June 2013.

Preliminary Draft – Confidential
DCF Sensitivity Analysis – Implied Share Price (US$)
Terminal EBITDA Multiple
7.0x 8.0x 9.0x
10.0x 11.0x
13.5%
14.0%
14.5%
15.0%
15.5%
$  9.63
9.43
9.24
9.05
$  10.89
10.67
10.45
10.24
$  12.16
11.91
11.66
11.43
$  13.42
13.14
12.88
12.62
$  14.68
14.38
14.09
13.81
Terminal EBITDA Multiple
7.0x 8.0x
9.0x 10.0x 11.0x
13.5%
14.0%
14.5%
15.0%
7.3x
7.2x
7.1x
6.9x
8.2x
8.0x
7.9x
7.7x
9.0x
8.9x
8.7x
8.5x
9.9x
9.7x
9.5x
9.3x
10.7x
10.5x
10.3x
10.1x
DCF Sensitivity Analysis – Implied LTM EV / EBITDA – EBITDA Method
8.86
10.03 11.20 12.36 13.53
15.5%
6.8x
7.6x 8.4x 9.2x 9.9x

Comparable Company Analysis
Global Specialty Pharmaceuticals
Price % of FD Equity Enterprise EV / Revenue EV / Adj. EBITDA
(3)
Revenue CAGR EBITDA CAGR
(01/05/13) 52 Wk High Value
(1)
Value
(2)
CY13 CY14 CY13 CY14 '12-'14 '12-'14
Company ($) (%) ($mm) ($mm) (x) (x) (x) (x) (%) (%)
Mature Specialty Pharma
Impax Laboratories  17.50 64.2% 1,218 919 2.0x 1.7x 20.2x 13.6x (2.2%) (26.9%)
The Medicines Company
(4)
33.76 95.9% 2,044 1,879 2.7x 2.4x 18.4x 12.0x 11.6% 20.2%
Questcor Pharmaceuticals
(5)
30.74 52.2% 1,891 1,786 2.6x 2.3x 4.6x 3.7x 15.7% 17.7%
Warner Chilcott 14.38 64.2% 3,626 7,127 3.0x 3.3x 6.0x 6.7x (5.7%) (8.8%)
Mean 69.1% 2.6x 2.4x 12.3x 9.0x 4.9% 0.6%
Median 64.2% 2.7x 2.3x 12.2x 9.3x 4.7% 4.5%
Emerging Specialty Pharma
Auxilium Pharmaceuticals
(6)
14.93 50.8% 745 599 1.6x 1.3x 14.8x 7.0x 4.4% (6.2%)
Cadence Pharmaceuticals 7.08 95.0% 610 577 5.8x 3.5x nm nm 48.8% nm
Cumberland Pharmaceuticals 4.68 62.8% 91 24 0.4x na 1.5x na na na
DepoMed 5.51 77.1% 315 249 1.9x 1.4x nm 6.7x 25.1% nm
Horizon Pharma 2.40 27.5% 156 82 1.2x 0.6x nm nm 85.8% nm
Obagi Medical Products
(7)
15.39 60.1% 275 245 1.9x 1.8x 10.5x 6.4x 4.2% 22.6%
Spectrum Pharmaceuticals 7.41 42.4% 465 397 2.2x 1.8x nm 11.7x (5.7%) (29.9%)
Mean 59.4% 2.2x 1.7x 8.9x 8.0x 27.1% (4.5%)
Median 60.1% 1.9x 1.6x 10.5x 6.9x 14.8% (6.2%)
Overall Mean 62.9% 2.3x 2.0x 10.9x 8.5x 18.2% (1.6%)
Overall Median 62.8% 2.0x 1.8x 10.5x 6.9x 8.0% (6.2%)
Testudo as of 01 May 2013
(8)
8.38 97.9% 232 267 1.8x 1.7x 7.1x 8.3x 9.9% 5.1%
Tesudo Unaffected
(8) (9)
5.50 68.8% 149 184 1.2x 1.2x 4.9x 5.7x 9.9% 5.1%
Testudo (Chiesi Low Proposal)
(8)
6.40 80.1% 175 209 1.4x 1.4x 5.6x 6.5x 9.9% 5.1%
Testudo (Chiesi High Proposal)
(8)
6.70 83.9% 183 218 1.5x 1.4x 5.8x 6.8x 9.9% 5.1%

Preliminary Draft – Confidential
(1)
FD Equity Value = Share Price * (Common Shares Outstanding + Restricted Stock + Options and Warrants using Treasury Stock Method).
(2)
Enterprise Value = FD Equity Value – Cash and Cash Equivalents + Total Debt + Preferred Equity + Non-Controlling Interests.
(3)
Adjusted EBITDA includes add-back of stock-based compensation.
(4)
The Medicines Company balance sheet pro forma for $25.0 million initial upfront cash payment for acquisition of Alnylan Pharmaceutical’s PCSK-9 products and the $105 million upfront cash payment for acquisition of Recothrom from
Bristol Myers Squibb.
(5)
Questcor Pharmaceuticals, Inc. balance sheet pro forma for CAD50 million (based on 1.00835 exchange rate as of 18 January 2013) upfront cash payment for acquisition of BioVectra Inc.
(6)
Auxilium Pharmaceuticals, Inc. balance sheet pro forma for $338.7 million cash proceeds received from convertible senior notes offering in January 2013.
(7)
Obagi Medical Products, Inc. share price as of 19 March 2013, a day before Valeant’s first offer of $19.75 / share; balance sheet pro forma for $8.4 million cash received in consideration for settlement with insurers.
(8)
Testudo balance sheet pro forma for initial payment of $1.0 million to Chiesi in lieu of license of Bethkis.
(9)
Last trading day prior to announcement of receipt of proposal from Chiesi to acquire Testudo for $6.40 – $6.70 per share.
Sources: Testudo public filings, Bloomberg, and Capital IQ as of 01 May 2013.
Notes: "na" indicates data is not publicly available; "nm" indicates data is not meaningful.

(In US$ millions)
Precedent Transaction Analysis
Sources: Company filings, press releases, Capital IQ, and Wall Street research.
Notes: "na" indicates data is not available; "nm" indicates the multiple is not meaningful.
(1) Pending transaction; based on offer price of $24.00 by Valeant.
EV / Revenue EV / EBITDA % Premium Paid
Date
Announced
Enterprise LTM LTM 1-Day Prior
Acquirer Target Value (x) (x) (%)
20/03/13 Valeant
(1)
Obagi Medical
(1)
$403 3.3x 19.4x 55.9%
16/07/12 TPG Par Pharmaceuticals 2,014 2.1x 6.5x 36.7%
26/03/12 Bausch & Lomb Ista Pharmaceuticals 461 2.9x nm 9.6%
12/01/10 Axcan Pharma Eurand 531 2.8x nm 9.4%
12/10/10 Pfizer King Pharmaceuticals 3,222 1.9x 6.8x 40.4%
21/06/10 Valeant Biovail 4,446 5.0x 12.1x (7.8%)
01/02/10 Cephalon Mepha Holding 590 1.6x na na
09/11/09 Sigma-Tau Enzon Pharmaceuticals 300 2.6x na na
03/09/09 Dainippon Sumitomo Sepracor 2,366 1.8x 7.0x 27.6%
24/08/09 Warner Chilcott Pharmaceutical Division of P&G 3,100 1.3x na na
01/09/08 Shionogi Sciele Pharma 1,230 3.0x 11.7x 60.9%
29/11/07 TPG Axcan Pharma 1,010 2.9x 7.5x 28.3%
16/05/07 Warburg Pincus Bausch & Lomb 4,009 1.7x 17.0x 5.7%
Mean 2.5x 11.0x 26.7%
Median 2.4x 9.6x 27.9%

Preliminary Draft – Confidential

Premia Paid Across Different Sectors (Only Cash Consideration Transactions)
Acquirers as the major shareholders of the target
% Owned Enterprise Premium Paid
Date Pre Value 1-Day 1-Week 1-Month
Announced Acquirer Target Target Industry (US$mm) Prior Prior Prior
06/02/2013 Czech Property Investments Ablon Group Ltd Real Estate 50.9% 334 21.6% 33.9% 36.4%
01/02/2013 Klepierre SA Klemurs SCA Real Estate 84.1% 774 35.2% 40.2% 52.8%
08/01/2013 Toho Co Ltd Toho Real Estate Co Ltd Real Estate 59.8% 368 32.0% 30.1% 53.4%
24/12/2012 Investor Group Tradewinds(M)Bhd Agriculture, Forestry, and Fishing 45.1% 1,969 20.0% 24.5% 34.8%
17/12/2012 Marine Harvest ASA Morpol ASA Food and Kindred Products 48.5% 537 38.6% 35.5% 40.9%
07/12/2012 Tyumen'energo Kuban'energo Electric, Gas, and Water Distribution 82.1% 1,003 27.3% 36.9% 44.4%
06/12/2012 GMK Noril'skiy Nikel' Noril'skgazprom Oil and Gas; Petroleum Refining 40.5% 135 59.1% 21.3% 18.6%
05/12/2012 MYK Holdings Pte Ltd SC Global Developments Ltd Real Estate 55.1% 1,754 49.4% 51.3% 64.4%
28/11/2012 Danfoss A/S Sauer-Danfoss Inc Machinery 75.6% 2,571 48.6% 48.8% 46.0%
26/11/2012 Boskalis Holding BV Dockwise Ltd Transportation and Shipping (except air) 42.3% 1,107 75.2% 72.6% 48.4%
29/10/2012 NTT Data Europe GmbH & Co KG itelligence AG Business Services 89.5% 484 47.6% 46.6% 56.6%
26/10/2012 SeaDrill Ltd Asia Offshore Drilling Ltd Oil and Gas; Petroleum Refining 64.2% 154 17.2% 17.2% 14.8%
24/10/2012 Investor Group Jupiter Telecommunications Radio and Television Broadcasting 73.8% 9,854 48.7% 53.2% 59.7%
08/10/2012 Semperit Investments Asia Latexx Partners Bhd Measuring, Medical, Photo Equipment 42.9% 202 28.5% 36.9% 46.5%
02/10/2012 Olam International Ltd NZ Farming Systems Uruguay Ltd Agriculture, Forestry, and Fishing 85.9% 303 7.1% 21.0% 23.0%
25/09/2012 Famous Commercial Ltd Frasers Property(China)Ltd Real Estate 55.2% 432 14.7% 14.7% 87.0%
27/08/2012 PTT Mining Ltd Sakari Resources Ltd Mining 51.0% 1,898 27.5% 28.0% 49.6%
16/08/2012 Canit Hashalom Investments Ltd Granite Hacarmel Invtmt Ltd Oil and Gas; Petroleum Refining 60.6% 966 25.3% 17.4% 16.3%
09/08/2012 AHC Pte Ltd Hersing Corp Ltd Real Estate; 70.3% 148 21.1% 21.1% 21.1%
09/08/2012 Sony Corp So-net Entertainment Corp Business Services 58.0% 1,566 71.5% 74.9% 70.2%
08/08/2012 SK E&S Co Ltd Ko-one Energy Service Co Ltd Electric, Gas, and Water Distribution 82.2% 188 13.3% 22.1% 32.9%
01/08/2012 Suntory Beverage & Food Asia Cerebos Pacific Ltd Food and Kindred Products 81.8% 1,620 22.7% 21.8% 23.1%
20/07/2012 Heineken International BV Asia Pacific Breweries Ltd Food and Kindred Products 81.6% 10,958 26.2% 52.5% 53.6%
18/07/2012 Nord Gold NV High River Gold Mines Ltd Mining 75.1% 1,114 17.1% 17.1% 18.0%
18/07/2012 JMB Energie SAS Aerowatt SA Machinery 60.1% 227 20.0% 23.3% 21.6%
13/07/2012 Tube Investments of India Ltd Shanthi Gears Ltd Machinery 44.1% 111 34.9% 43.5% 56.4%
06/07/2012 Investor Group ShangPharma Healthcare / Pharma 66.0% 142 30.8%
(1)
32.2%
(1)
48.5%
(1)
30/04/2012 Investor Group Books-A-Million Retail 53.0% 88 19.6% 19.1% (0.1%)
16/01/2012 Investor Group Venoco Oil & Gas 50.3% 1,448 62.5% 63.0% 86.0%
02/08/2011 GSR Acquisiton Natural Resources USA Metals & Mining 94.8% 197 3.6% (28.8%) (28.8%)
12/07/2011 XO Merger XO Holdings Telecommunications Services 62.3% 125 91.8% 112.1% 91.8%
16/06/2011 Angelo Gordon C&D Technologies Other Energy & Power 65.0% 202 18.3% 17.5% 21.1%
07/04/2011 EMVI Holdings Emerging Vision Other Retailing 91.2% 22 55.3% 75.8% 70.2%
01/11/2010 CNA Financial CNA Surety Insurance 62.0% 1,219 37.9% 37.7% 51.6%
23/03/2010 Investor Group Bancinsurance Insurance 74.2% 54 70.0% 78.9% 80.9%
09/03/2010 Shiseido Bare Escentuals Household & Personal Products 82.9% 1,806 39.9% 38.5% 47.8%
23/11/2009 The Yuri Itkis Gaming FortuNet Other Industrials 74.8% 21 75.8% 71.8% 84.4%
24/08/2009 Geneve Aristotle Healthcare / MedTech 84.3% 152 11.3% 6.8% 12.5%
29/07/2009 Overseas Shipholding Group OSG America Transportation & Infrastructure 53.3% 369 41.4% 56.5% 52.1%
22/06/2009 Takeda America Holdings IDM Pharma Healthcare / Biotech 86.4% 60 55.3% 57.1% 42.7%
25/03/2009 Hearst Corp Hearst-Argyle Television Broadcasting 82.0% 1,206 115.3% 150.0% 157.2%
23/03/2009 Cox Enterprises Cox Radio Broadcasting 78.4% 761 45.5% 47.7% (5.1%)
12/03/2009 Roche Genentech Healthcare / Biotech 50.0% 99,217 16.1% 26.0% 27.1%
04/06/2008 Ipsen Tercica Healthcare / Biotech 42.7% 687 111.3% 114.8% 82.9%
Mean
(2)
37.6% 40.8% 44.0%
Median
(2)
33.4% 37.3% 47.2%
x
Preliminary Draft – Confidential
Transaction
Source: SDC as of 01 May 2013.
(1)
Premium paid calculated at US$9.0, midpoint of US$8.5 – US$9.0, ADS proposed for existing shareholders
(2)
Excludes Hearst Corp / Hearst-Argyle Television and Ipsen / Tercica transactions from mean and median calculation

Change in Acquisition-related Contingent Payments (Cardene and Retavase)
2013 2014 2015 2016 2017 2018
Q1 Q2 Q3 Q4 Annual Q1 Q2 Q3 Q4 Annual Q1 Q2 Q3 Q4 Annual Q1 Q2 Q3 Q4 Annual Q1 Q2 Q3 Q4 Annual Q1 Q2 Q3 Q4 Annual
Reconciliations Page 3
Cardene Contingent Consideration
CP Cardene Contingent Consideration 6,846 6,846 6,846 6,846 6,846 6,846 6,846 6,846 6,846 6,846 6,846 6,846 6,846 6,846 6,846 6,846 6,846 6,846 6,846 6,846 6,846 6,846 0 0 0 0 0 0 0 0
LT Portion Cardene Contingent
Consideration
13,289 12,233 11,133 10,310 10,310 9,387 8,425 7,236 6,303 6,303 5,269 4,212 2,934 1,900 1,900 763 -394 -1,757 -2,899 -2,899 -4,145 -5,402 0 0 0 0 0 0 0 0
Royalty Payments 1,781 1,797 1,461 1,544 6,583 1,558 1,775 1,458 1,540 6,330 1,532 1,740 1,434 1,514 6,220 1,500 1,689 1,404 1,483 6,075 1,456 1,620 0 0 3,075 0 0 0 0 0
NPV
Cardene NPV 03/13 20,135
Cardene NPV 06/13 19,080
Cardene NPV 09/13 17,980
Cardene NPV 12/13 17,156 17,156
Cardene NPV 03/14 16,234
Cardene NPV 06/14 15,271
Cardene NPV 09/14 14,082
Cardene NPV 12/14 13,150 13,150
Cardene NPV 03/15 12,115
Cardene NPV 06/15 11,059
Cardene NPV 09/15 9,781
Cardene NPV 12/15 8,747 8,747
Cardene NPV 03/16 7,609
Cardene NPV 06/16 6,452
Cardene NPV 09/16 5,089
Cardene NPV 12/16 3,948 3,948
Cardene NPV 03/17 2,701
Cardene NPV 06/17 1,444
Total NPV 20,135 19,080 17,980 17,156 17,156 16,234 15,271 14,082 13,150 13,150 12,115 11,059 9,781 8,747 8,747 7,609 6,452 5,089 3,948 3,948 2,701 1,444 0 0 0 0 0 0 0 0
Gain/Loss Cardene Contingent
Consideration
1,152 742 362 720 2,975 635 813 269 607 2,324 498 683 156 480 1,817 362 532 41 341 1,276 209 362 0 0 572 0 0 0 0 0
Retavase Contingent Consideration
LT Portion Retavase Contingent
Consideration
12,677 12,983 13,296 13,616 13,616 13,945 14,281 14,625 14,978 14,978 15,339 15,709 16,088 12,507 12,507 12,809 13,118 13,434 9,668 9,668 9,901 10,140 10,385 5,804 5,804 5,944 6,087 6,234 6,384 6,384
Royalty Payments 4,000 4,000 4,123 4,123 0 0 0 4,870 4,870 0 0 0 6,435 6,435
Retavase NPV
Retavase NPV 03/13 12,677
Retavase NPV 06/13 12,983
Retavase NPV 09/13 13,296
Retavase NPV 12/13 13,616 13,616
Retavase NPV 03/14 13,945
Retavase NPV 06/14 14,281
Retavase NPV 09/14 14,625
Retavase NPV 12/14 14,978 14,978
Retavase NPV 03/15 15,339
Retavase NPV 06/15 15,709
Retavase NPV 09/15 16,088
Retavase NPV 12/15 12,507 12,507
Retavase NPV 03/16 12,809
Retavase NPV 06/16 13,118
Retavase NPV 09/16 13,434
Retavase NPV 12/16 9,668 9,668
Retavase NPV 03/17 9,901
Retavase NPV 06/17 10,140
Retavase NPV 09/17 10,385
Retavase NPV 12/17 5,804 5,804
Retavase NPV 03/18 5,944
Retavase NPV 06/18 6,087
Retavase NPV 09/18 6,234
Retavase NPV 12/18 6,384 6,384
Total Retavase NPV 12,677 12,983 13,296 13,616 13,616 13,945 14,281 14,625 14,978 14,978 15,339 15,709 16,088 12,507 12,507 12,809 13,118 13,434 9,668 9,668 9,901 10,140 10,385 5,804 5,804 5,944 6,087 6,234 6,384 6,384
Gain/Loss Retavase Contingent
Consideration
234 306 313 321 1,173 328 336 344 353 1,362 361 370 379 420 1,529 302 309 316 357 1,283 233 239 245 289 1,005 140 143 147 201 631
Total Per I/S 1,386 1,048 675 1,041 4,148 963 1,149 613 960 3,686 859 1,053 535 900 3,346 664 841 357 698 2,559 442 601 245 289 1,577 140 143 147 201 631
Source: Testudo management.

Preliminary Draft – Confidential